EXHIBIT 5.1


                                  June 10, 2004


Celsion Corporation
10220-L Old Columbia Road
Columbia, Maryland 21046

         Re:   Registration for Resale of 13,376,139 Shares
               of Common Stock for Resale on Form S-3
               --------------------------------------

Ladies and Gentlemen:

         I serve as Vice President, General Counsel and Corporate Secretary of Celsion Corporation, a Delaware corporation (the "Registrant"), and, in my capacity as General Counsel, I have represented the Registrant in connection with the preparation and filing of a registration statement on Form S-3 (File No. 333-115890) filed on May 26, 2004 (as the same may be amended from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration for resale, by certain securityholders named in the Registration Statement, of up to 13,376,139 shares (the "Registration Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Registrant, consisting of (a) 8,652,441 currently outstanding shares of Common Stock (the "Outstanding Shares") and (b) up to 4,723,698 shares of Common Stock (the "Warrant Shares") underlying Common Stock purchase warrants (the "Warrants") outstanding and exercisable as of the date hereof.

         This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         For the purpose of rendering the opinions expressed herein, I have examined and am familiar with the actions taken and proposed to be taken by the Registrant in connection with the issuance and sale of the Outstanding Shares, the Warrants and the Warrant Shares and I have made such factual and legal inquiries and examinations as I deemed necessary and appropriate under the circumstances. In rendering these opinions, I have relied on, among other things, an examination of such corporate records of the Registrant and certificates of officers of the Registrant and of public officials and such other documents as I have deemed necessary and appropriate.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures other than those of the directors and officers of the Registrant, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In my examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, I have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all

Celsion Corporation
June 10, 2004
Page 2


obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In addition to the foregoing, for the purpose of rendering my opinions as expressed herein, I have assumed that the Registrant has and will have sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of the Warrant Shares, that the relevant provisions of the Certificate of Incorporation and the Bylaws of the Corporation and the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware State Constitution (the "Delaware Constitution") in effect at the time of issuance of any of the Registration Shares did not or will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation and the Bylaws of the Registrant, the DGCL and the Delaware Constitution in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof, that stock certificates have been or will be duly completed, executed and delivered by the proper officers of the Registrant to reflect each due and valid issuance of the Outstanding Shares or the Warrant Shares, as the case may be, that no Warrant Shares shall be issued at a per share price less than the par value thereof and that each issuance of Registration Shares has been or will be recorded properly in the stock ledger of the Registrant at the time of such issuance.

                  Based upon and subject to the foregoing, it is my opinion that:

                  (a) the Registration Shares have been duly authorized;

                  (b) the Outstanding Shares have been validly issued and are fully paid and nonassessable; and

                  (c) when issued, delivered and paid for in accordance with the terms of the applicable Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

         This letter expresses my opinion with respect to the DGCL (without regard to the principles of conflict of laws thereof) governing matters such as due organization and the authorization and issuance of stock, as in effect as of the date hereof, as well as the pertinent provisions of the Delaware Constitution as currently in effect, and currently reported judicial decisions interpreting the DGCL and the Delaware Constitution, subject to the limitation set forth in the last two sentences of this paragraph, and as the facts bearing upon this opinion exist as of the date of this opinion. I assume no obligation to revise, supplement or update this opinion in the event of future changes in the DGCL, the Delaware Constitution, the interpretation thereof, or in such facts. This opinion does not extend to the securities or "blue sky" laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction or the rules and regulations of stock exchanges or of any other regulatory body, and I do not express any opinion as to the effect of any other laws, rules or regulations on the opinions stated herein. I am not admitted to practice law in the State of Delaware. However, I am generally familiar with the DGCL and the Delaware Constitution as currently in effect and have made such inquiries as I deem necessary to render the foregoing opinions.

Celsion Corporation
June 10, 2004
Page 3


         I hereby consent to the use of and filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement; provided, however, that in giving such consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter and the opinions expressed herein are being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, my prior written consent.

                                            Very truly yours,

                                            /s/ Anita J. Finkelstein
                                            ------------------------
                                            General Counsel